EXHIBIT 99.11

                           Consent of the Partners of
                         Prime Cable Limited Partnership

        This Consent ("Consent") of the partners of Prime Cable Limited Partnership, a Delaware limited partnership (the "Partnership"), is entered into as of October 7, 1996 among Prime Cable GP, Inc., a Delaware corporation (the "General Partner"), and the undersigned Limited Partners of the Partnership.

        WHEREAS, the General Partner and the Limited Partners are parties to that certain Amended and Restated Agreement of Limited Partnership of Prime Cable Limited Partnership dated as of February 17, 1987, as amended pursuant to that certain First Amendment to Amended and Restated Agreement of Limited Partnership of Prime Cable Limited Partnership dated as of November 16, 1988 (as amended therein, the "Partnership Agreement"); and

        WHEREAS, (i) Section 3.01 of the Partnership Agreement limits the purpose of the Partnership to acquiring, managing, selling and exchanging cable television systems; (ii) Section 7.03(b) of the Partnership Agreement provides that the General Partner shall not without prior approval by Majority Vote sell all or substantially all of the Partnership's assets (except in connection with the dissolution and liquidation of the Partnership); (iii) Section 14.02(f) of the Partnership Agreement provides that the Partnership shall be dissolved and its affairs wound up upon the sale by the Partnership of all or substantially all of the Partnership Assets; and (iv) Section 15.12 of the Partnership Agreement provides that any action that may be taken at a meeting of Limited Partners may be taken without a meeting if one or more consents in writing setting forth the approval of the actions so taken are signed by Record Holders as of the Record Date owning not less than the minimum number of Units required; and

        WHEREAS, the Partnership owns one hundred percent (100%) of the outstanding capital stock (the "PCFI Stock") of Prime Cable Fund I, Inc., a Delaware corporation ("PCFI") which is the sole general partner of Prime Cable of Alaska, L.P., a Delaware limited partnership ("Prime Alaska"); and

        WHEREAS, the PCFI Stock represents all or substantially all of the Partnership Assets; and

        WHEREAS, the Partnership has agreed, subject to obtaining the consents and approvals provided for herein, to sell all of the PCFI Stock in exchange for shares of voting Class A Common Stock ("GCI Class A Stock") of General Communication, Inc., an Alaska corporation ("GCI"), pursuant to the terms of that certain Securities Purchase and Sale Agreement dated May 2, 1996 (the "GCI Purchase Agreement"), entered into by and among the Partnership and the other direct and indirect owners of all of the other equity interests in Prime Alaska, as Sellers, GCI, as buyer, and Prime II Management, L.P., all as generally described in that certain Proxy Statement/Prospectus of General Communication, Inc. dated October 4, 1996 (the "GCI Prospectus"), a true and complete copy of which has been delivered to each of the undersigned; and

        WHEREAS, the General Partner has, pursuant to Section 15.06 of the Partnership Agreement, set August 19, 1996 as the Record Date for purposes of determining the Record Holders entitled to give a written consent pursuant to
Section 15.12 of the Partnership Agreement with respect to the matters set forth herein; and

        WHEREAS, the undersigned Record Holders of more than sixty-six and two-thirds percent (66 2/3%) of the total number of outstanding Units entitled to vote (the "Majority Holders") desire to enter into this Consent in order to approve of the execution, delivery and performance by the Partnership of


                                                         REGISTRATION STATEMENT
the GCI Purchase Agreement and the sale by the Partnership of the PCFI Stock in exchange for shares of GCI Class A Stock;

        NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the execution and delivery hereof, the General Partner and the undersigned Limited Partners constituting Majority Holders agree that (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Partnership Agreement):

         1. Consent. The Majority Holders hereby (i) consent to the sale of the PCFI Stock in exchange for shares of GCI Class A Stock (the "GCI Shares") as generally described in the GCI Prospectus, and on such other terms as the General Partner in its reasonable discretion deems necessary or advisable; and
(ii) approve of the Partnership's execution and delivery of, and the performance by the Partnership of its obligations under, the GCI Purchase Agreement and the other documents and agreements described therein, and to otherwise consummate the transactions contemplated.

         2. No Other Consent or Amendment. Except for the consents and approvals set forth or referred to above, the text of the Partnership Agreement shall remain unchanged and in full force and effect.

         3. Effectiveness. This Consent shall become effective (the "Effective Time") upon receipt of signed counterparts hereof from Limited Partners who are Record Holders of sixty-six and two-thirds percent (66 2/3%) of the Units outstanding on the Record Date.

         4. Successors and Assigns. The undersigned, by its execution and delivery of this Consent, hereby agrees with the Partnership and the General Partners that it will (i) inform any successor or assignee to all or any portion of its interest in the Partnership of its execution and delivery of this Consent and (ii) as a condition precedent to any transfer of such interest, obligate such successor or assignee in writing to be bound by the action of the undersigned in executing and delivering this Consent.

         5. Receipt of GCI Prospectus. Each of the undersigned, by its execution and delivery of this Consent, hereby acknowledges its receipt of a copy of the GCI Prospectus.

         6. Counterparts. To facilitate execution, this Consent may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all parties hereto or thereto be contained on any one counterpart hereof or thereof. Additionally, the parties hereto agree that for purposes of facilitating the execution of this Consent (i) the signature pages taken from separate individually executed counterparts of this Consent may be combined to form multiple fully executed counterparts and
(ii) a facsimile transmission shall be deemed to be an original signature. All executed counterparts of this Consent shall be deemed to be originals, but all such counterparts taken together or collectively, as the case may be, shall constitute one and the same agreement.

         7. Law of Contract. This Consent and amendment shall be deemed to be made pursuant to the laws of the State of Delaware with respect to agreements made and to be performed wholly in the State of Delaware and shall be construed, interpreted, performed and enforced in accordance therewith.



                                                         REGISTRATION STATEMENT

        IN WITNESS WHEREOF, the parties hereby have caused their respective duly authorized officers or representative to execute and deliver this Consent as of the day and year first above written, to be effective as of the Effective Time.

                                GENERAL PARTNER:

                                PRIME CABLE GP, INC.


                                By:
                                Its:

                                LIMITED PARTNER:


                                [insert name of limited partner]*


                                By:
                                Its:

                                Number of Units Held:

                                Date: October     , 1996.


* When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.




                                                         REGISTRATION STATEMENT
                                                                         II-658